Exhibit 99.1

Ladder Capital Corp Announces Plan to Pursue REIT Election

NEW YORK, NY, December 15, 2014 — Ladder Capital Corp (“Ladder” or the “Company”) (NYSE: LADR) today announced that it is commencing the steps necessary to elect Real Estate Investment Trust (“REIT”) status with an expected effective date of January 1, 2015.  The Company’s Board of Directors voted unanimously in favor of pursuing a REIT election.

Following the proposed REIT election, Ladder expects to operate as an internally-managed REIT, with no changes to its business strategy or asset mix.  Ladder will continue to focus on investments in senior secured commercial real estate assets, with the Company’s core conduit securitization operations housed in a taxable REIT subsidiary.

Consistent with its intention to operate as a REIT, Ladder is targeting annual cash distributions of $100 million, which equates to dividends of approximately $0.25 per quarter per share currently outstanding.  In addition, Ladder expects to declare a one-time earnings and profits (E&P) distribution as required by REIT rules at the end of Q4 2015.  Ladder may on occasion also declare a REIT compliance “true-up” distribution, if necessary.  Ladder expects that the E&P distribution and such additional distributions would be payable primarily in stock, to provide for meaningful capital retention, and would be subject to a cash/stock election.  The timing and amount of future distributions is based on a number of factors, including future actual earnings of the Company, and all dividend declarations are subject to the approval of Ladder’s Board of Directors.

Brian Harris, Ladder’s Chief Executive Officer, stated, “We believe this plan strikes a balance between enhancing earnings to our shareholders and preserving the strong operating synergies we enjoy between our established business segments. The Company will continue to focus on investments in senior secured commercial real estate assets while delivering a well-supported cash dividend to our shareholders and preserving capital. We continue to be well-positioned for opportunities in both commercial real estate debt and equity investments.”

The Company will seek a shareholder vote in the first quarter of 2015 in order to effectuate the charter amendment related to ownership concentration limits to assure continued REIT compliance and to effectuate certain amendments to the Tax Receivable Agreement currently in place at Ladder.  The Company expects to provide a proxy statement to its shareholders in connection with its shareholder vote.  In addition, the REIT election is subject to the completion of all necessary steps and final approval by Ladder’s Board of Directors.

Skadden, Arps, Slate, Meagher & Flom LLP and Kirkland & Ellis LLP are serving as the Company’s legal advisors.  J.P. Morgan, Citigroup, Houlihan Lokey and Park Bridge Financial are acting as the Company’s financial advisors on certain aspects of the REIT election.

Conference Call and Webcast

Ladder will host a conference call on Monday, December 15, 2014 at 5:00 p.m. EST to discuss this announcement. The conference call can be accessed by dialing (855) 771-6992 domestic or (707) 287-9312 international, access code 51837345. Individuals who dial in will be asked to identify themselves and their affiliations. For those unable to participate, an audio replay will be available from 8:00 p.m. EST on Monday, December 15, 2014 through midnight Monday, December 22, 2014. To access the replay, please call (855) 859-2056 domestic or (404) 537-3406 international, access code 51837345. The conference call will also be webcast though a link on Ladder Capital Corp’s Investor Relations website at ir.laddercapital.com. A web-based archive of the conference call will also be available at the above website.

About Ladder

Ladder is a leading commercial real estate finance company that originates and invests in a diverse portfolio of commercial real estate and real estate-related assets, focusing on senior secured assets. Ladder’s investment activities include: (i) direct origination of commercial real estate first mortgage loans; (ii) investments in investment grade securities secured by first mortgage loans on commercial real estate; and (iii) investments in net leased and other commercial real estate. Founded in 2008, Ladder is run by a highly experienced management team with extensive expertise in all aspects of the commercial real estate industry, including origination, credit, underwriting, structuring, capital markets and asset management. Led by Brian Harris, the Company’s Chief Executive Officer, Ladder is headquartered in New York City and has branches in Boca Raton, Los Angeles, and San Francisco.

Forward-Looking Statements

Certain statements in this release may constitute “forward-looking” statements. These statements are based on management’s current opinions, expectations, beliefs, plans, objectives, assumptions or projections regarding future events or future results. These forward-looking statements are only predictions, not historical fact, and involve certain risks and uncertainties, as well as assumptions. Actual results, levels of activity, performance, achievements and events could differ materially from those stated, anticipated or implied by such forward-looking statements. While Ladder believes that its assumptions are reasonable, it is very difficult to predict the impact of known factors, and, of course, it is impossible to anticipate all factors that could affect actual results. There are a number of risks and uncertainties that could cause actual results to differ materially from forward-looking statements made herein including the risks discussed under the heading “Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2013, as well as its consolidated financial statements, related notes, and other financial information appearing therein, the risks discussed in the proxy statement to be filed with the U.S. Securities and Exchange Commission (“SEC”) and Ladder’s other filings with the SEC.

Risks and uncertainties related to the Company’s pursuit of an election to be taxed as a REIT include that:

•                  There are a number of implementation and operational complexities to address before the Company actually makes a REIT election;

•                  REIT qualification involves the application of highly technical and complex provisions of the Internal Revenue Code of 1986, as amended, as well as various factual determinations not entirely within the Company’s control.  If the Company determines to elect REIT status, the Company cannot give assurance that its real estate assets will so qualify or remain so qualified; and

•                  The Company can give no assurances that its board of directors will approve a REIT election, even if there are no impediments to such approval.

Forward-looking statements are made only as of the date of this release. Ladder expressly disclaims any obligation or undertaking to release any updates or revisions to any forward-looking statements contained herein to reflect any change in its expectations with regard thereto or changes in events, conditions, or circumstances on which any such statement is based.

Additional Information

Ladder expects to take certain steps and corporate actions in connection with the proposed REIT election, and, in connection therewith, it expects to seek shareholder approval.  Ladder expects to file a proxy statement with the SEC to be used in connection with the related shareholder vote. INVESTORS ARE URGED TO READ THE PROXY STATEMENT, INCLUDING ALL AMENDMENTS AND SUPPLEMENTS THERETO, AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. You will be able to obtain documents free of charge at the website maintained by the SEC at www.sec.gov. In addition, you may obtain documents filed with the SEC by Ladder free of charge by contacting Investor Relations, Ladder Capital Corp, 345 Park Avenue, 8th Floor, New York, NY 10154, (917) 369-3207, or you may visit the investor relations section of our website at http://ir.laddercapital.com for copies of any such document.

Ladder, its directors and executive officers and certain other members of management and employees may be deemed to be participants in the solicitation of proxies from Ladder’s stockholders. Information regarding the persons who may, under the rules of the SEC, be considered participants in the solicitation of proxies will be included in any related proxy statement. Information about directors and executive officers of Ladder and their ownership of Ladder stock is set forth in the Company’s Annual Report on Form 10-K for the year ended December 31, 2013.  Investors may obtain additional information regarding the interests of such participants by reading the proxy statement if and when it becomes available.

This communication does not constitute an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote or approval.

Investor Contact

Ladder Capital Corp Investor Relations
(917) 369-3207
investor.relations@laddercapital.com